UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2017

IMAGE CHAIN GROUP LIMITED, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55326	46-4333787
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 503, 5/F, New East Ocean Centre

9 Science Museum Road

Kowloon, Hong Kong, S.A.R.

(Address of principal executive offices and zip code)

(852) 3188-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING

STATEMENTS

This Current Report on Form 8-K, or this Report, contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms.

Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the growth of tea polyphenol sales and development of our tea polyphenol-based products, (ii) the plans or objectives relating to our future business acquisitions, if any, (iii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iv) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission, or the SEC, and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

●	market acceptance of our tea polyphenol products;
●	our ability to successfully sell and market tea polyphenol products in our existing and expanded geographies;
●	competition from existing producers or products or new products and technologies that may emerge in the markets for our tea polyphenol products;
●	the implementation of our business model and strategic plans for our tea polyphenol products and proposed tea polyphenol-based product businesses, and other businesses which we may develop or acquire;
●	our ability to obtain regulatory approval in targeted markets for our tea polyphenol products and proposed tea polyphenol-based products;
●	volatility or decline of our stock price;
●	potential fluctuation of quarterly results;
●	continued failure to earn revenues or profits;
●	inadequate capital to continue or expand our business, and inability to raise additional capital or financing to implement our business plans;
●	decline in demand for our products and services;
●	rapid adverse changes in markets;
●	litigation with or legal claims and allegations by outside parties against us;
●	insufficient revenues to cover operating costs;
●	estimates of our future revenue, expenses, capital requirements and our need for additional financing; and
●	developments relating to our competitors and the tea polyphenol, tea polyphenol-based products and wider health products industry.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to such statements. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read this Report in conjunction with our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

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EXPLANATORY NOTE

Image Chain Group Limited, Inc.

Image Chain Group Limited, Inc. (formerly Have Gun Will Travel Entertainment, Inc.) was incorporated under the laws of Nevada on December 18, 2013, and initially sought to create reality television programming. References in this Report to “ICGL”, “Image Chain”, the “Company”, the “Registrant”, “we”, “our” or “us” are to Image Chain Group Limited, Inc.

On May 5, 2015, ICGL entered into a share exchange agreement (the “FDHG Exchange Agreement”) with Fortune Delight Holdings Group Ltd (“FDHG”) and Wu Jun Rui, on behalf of himself and certain other individuals who were to receive shares of ICGL pursuant to the FDHG Exchange Agreement (the “FDGH Shareholders”). On the terms and subject to the conditions set forth in the FDHG Exchange Agreement, on May 5, 2015, Wu Jun Rui transferred all 50,000 shares of FDHG common stock, consisting of all of the issued and outstanding shares of FDHG, to ICGL in exchange for the issuance to the stockholders of FDHG of 59,620,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”) and 5,000,000 shares of the Company’s preferred stock, par value $.001 per share (“Preferred Stock”).

As a result of the closing of the FDHG Exchange Agreement, FDHG became the Company’s wholly owned subsidiary. FDHG, through its subsidiaries, manufactured and sold “Image Tea”-branded tea products from its tea garden in Yunnan Province.

On June 11, 2015, the Company amended its Articles of Incorporation in order to change its name to Image Chain Group Limited, Inc. and to increase the authorized shares of Common Stock from 70,000,000 to 400,000,000. The name change was undertaken in order to more closely align with the operations of the Company’s wholly-owned subsidiary, The increase in authorized Common Stock was undertaken to allow the Company to utilize the newly available shares to raise capital.

On or about November 15, 2016, FDHG disposed of its ownership of all operating assets, and as a result ICGL became a shell company, as defined by Rule 12b-2 under the Exchange Act (the “Disposition Event”). The Disposition Event is evidenced by a bought and sold note stamped by the Inland Revenue Department of Hong Kong, which we believe is a legally binding document.

On February 13, 2017, the Company filed with the Secretary of State of the State of Nevada a Certificate of Correction (the “Certificate of Correction”) to correct a mistake made in the Company’s original Articles of Incorporation with regard to the preferred stock issued in connection with the FDHG Exchange Agreement. As a result, ICGL had 395,000,000 shares of common stock and 5,000,000 shares of preferred stock issued and outstanding. The Company subsequently entered into an agreement pursuant to which the holder of the preferred stock agreed to retire the preferred stock in exchange for receiving an equal number of shares of common stock of the Company. As of the date of this Report, that exchange of preferred stock for common stock has not yet occurred.

On May 1, 2017, upon recommendation of the Board of Directors, a majority of Image Chain’s common stockholders consented in writing to amendment of Image Chain’s Articles of Incorporation to (i) effect a reverse stock split on a 1 for 100 stock split basis from 400,000,000 authorized shares with a par value of $0.001 per share to 4,000,000 authorized shares with a par value of $0.001, and (ii) after the reverse stock split, to increase the authorized shares of Common Stock from 3,950,000 to 2,000,000,000 shares with a par value of $0.001 per share, and to decrease the authorized shares of Preferred Stock from 50,000 to zero (0). As of the date of this Report, the reverse stock split and increase in authorized shares have been completed, and the decrease in shares of Preferred Stock is still in process, as a result 50,000 shares of Preferred Stock are authorized and outstanding.

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Image P2P Trading Group Limited

Image P2P was incorporated in the British Virgin Islands on April 21, 2015. Asia Grand Will (“AGW”) was incorporated on March 18, 2017 in the Hong Kong SAR. AGW wholly owns Fuzhi Yuan (Shenzhen) Holdings Limited (“FYSZ”) which was established on June 20, 2017 in the PRC. FYSZ is a wholly owned foreign entity under PRC law. FYSZ wholly owns Jiangxi Fuzhiyuan Biotechnology Limited (“Fuzhiyuan Biotechnology”), which was established on January 5, 2013 in the PRC. FYSZ acquired Fuzhiyuan Biotechnology on July 14, 2017. AGW and FYSZ are intermediary holding companies. Image P2P conducts its operations through Fuzhiyuan Biotechnology. Image P2P acquired AGW on Jul 28, 2017.

The reorganization of Image P2P and its subsidiaries via the acquisitions detailed above, by and amongst Image P2P and AGW, FYSZ, and Fuzhiyuan Biotechnology, have been accounted for under US GAAP as business combinations under common control.

The Share Exchange

On November 14, 2017, Image Chain entered into a share exchange agreement (the “Exchange Agreement”) with Image P2P Trading Group Limited, a company organized under the laws of the British Virgin Islands (“Image P2P”) and the shareholders of Image P2P (the “Sellers”). Pursuant to the Exchange Agreement, the Sellers transferred all 50,000 shares of Image P2P outstanding common stock to the Company in exchange for 500,000,000 shares of Common Stock (the “Share Exchange”). As a result of the Share Exchange, Image P2P became the Company’s wholly-owned subsidiary. Image P2P, through its subsidiaries, is engaged in producing, marketing and selling tea polyphenol products, and is developing for production tea polyphenol-based products. Image P2P is located in the PRC.

The Share Exchange has been accounted for as a reverse- merger and recapitalization of Image Chain where Image Chain (the legal acquirer) is considered the accounting acquiree and Image P2P (the acquiree) is considered the accounting acquirer. As a result of this transaction, the Company is deemed to be a continuation of the business of Image P2P.

Accordingly, the accompanying consolidated financial statements are those of the accounting acquirer, Image P2P. The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented.

* * *

As used in this Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms “ICGL”, “Image Chain”, the “Company,” the “Registrant,” “we,” “us” and “our” refer to Image Chain after having given effect to the acquisition of Image P2P. Discussions of historical operating results are of the results of Image P2P.

This Report contains summaries of the material terms of the Exchange Agreement. The summaries are subject to, and are qualified in their entirety by, reference to the Exchange Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

We file reports with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our reports can be found on EDGAR at www.sec.gov. Our common stock is quoted on the OTC Market website under the trading symbol “ICGL”.

This Report responds to the following Items in Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 5.01	Changes in Control of Registrant

Item 5.06	Change in Shell Company Status

Item 9.01	Financial Statements and Exhibits

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we have ceased to be a “shell company”. The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, subsequent amendments thereto, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended, or the Securities Act.

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information contained in Item 2.01 below relating to the Exchange Agreement described therein is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

THE SHARE EXCHANGE

Exchange Agreement

On November 14, 2017, Image Chain entered into the Exchange Agreement with Image P2P and the Sellers. Pursuant to the Exchange Agreement, the Sellers transferred all 50,000 shares of Image P2P outstanding common stock to Image Chain in exchange for 500,000,000 shares of newly issued Common Stock, representing an exchange rate of 10,000 shares of Common Stock received in exchange for each 1 share of Image P2P common stock. As a result of the Share Exchange, Image P2P became our wholly-owned subsidiary.

Pursuant to the Share Exchange, we acquired the business of Image P2P, which, through its subsidiaries, is engaged in producing, marketing and selling tea polyphenol and developing tea polyphenol-based products. See “Description of Business” below.

All Common Stock issued in the Share Exchange were newly issued shares. The pre-Share Exchange stockholders of the Company retained all their shares of Common Stock and Preferred Stock, being 7,270,882 shares of Common Stock and 50,000 shares of Preferred Stock. After giving effect to the Share Exchange, there were 507,270,882 shares of our Common Stock and 50,000 shares of our Preferred Stock outstanding. No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.

Our Common Stock is quoted on the OTC Markets quotation system under the symbol “ICGL.”

The Exchange Agreement contained representations and warranties customary for the acquisition of a business through share exchange.

The issuance of shares of our Common Stock to holders of Image P2P’s common stock in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Regulation S under the Securities Act, or Regulation S, which exempts transactions offshore the United States. These securities may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act, and are subject to further contractual restrictions on transfer as described below.

The form of the Exchange Agreement is filed as an exhibit to this Report. All descriptions of the Exchange Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Accounting Treatment; Change of Control

The Share Exchange has been accounted for as a reverse-merger and recapitalization of Image Chain where Image Chain (the legal acquirer) is considered the accounting acquiree and Image P2P (the acquiree) is considered the accounting acquirer. As a result of this transaction, Image Chain is deemed to be a continuation of the business of Image P2P.

Accordingly, the accompanying consolidated financial statements are those of the accounting acquirer, Image P2P. The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented.

The Share Exchange is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Except as described in this Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the Jumpstart Our Business Startups Act, or the JOBS Act, following the Share Exchange. We believe that as a result of the Share Exchange we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

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DESCRIPTION OF BUSINESS

Immediately following the Share Exchange, the business of Image P2P became our business.

Corporate Information

Image Chain Group Limited, Inc. (formerly Have Gun Will Travel Entertainment, Inc.) was incorporated under the laws of Nevada on December 18, 2013, and initially sought to create reality television programming. As described above, in 2015 we acquired the “Image Branded” tea business of FDHG, and disposed of that business in 2016, becoming a shell company. As a result of the Share Exchange, we have acquired the tea polyphenol production, marketing and sales business of Image P2P, and the Image P2P tea polyphenol-based products business under development.

Image P2P was incorporated in the British Virgin Islands on April 21, 2015. AGW was incorporated on March 18, 2017 in the Hong Kong SAR. AGW wholly owns FYSZ which was established on June 20, 2017 in the PRC. FYSZ is a wholly owned foreign entity under PRC law. FYSZ wholly owns Fuzhiyuan Biotechnology, which was established on January 5, 2013 in the PRC. FYSZ acquired Fuzhiyuan Biotechnology on July 14, 2017. AGW and FYSZ are intermediary holding companies. Image P2P conducts its operations through Fuzhiyuan Biotechnology. Image P2P acquired AGW on Jul 28, 2017.

Our authorized capital stock currently consists of 2,000,000,000 shares of Common Stock and 50,000 shares of Preferred Stock. Our Common Stock is quoted on the OTC Markets under the symbol “ICGL”.

Our principal executive offices are located at Room 503, 5/F, New East Ocean Centre, 9 Science Museum Road, Kowloon, Hong Kong, S.A.R. Our telephone number is (852) 3188-2700. Our periodic and current reports with the SEC can be obtained from the SEC website, www.sec.gov.

Company Overview

We extract tea polyphenol from tea leaves for use in a wide variety of health and beauty products, beverages, filters and purifiers, and other products. We produce tea polyphenol to the specific requirements of end-users, utilizing different types of tea leaves harvested at different points in the growth cycle. We are also developing proprietary tea polyphenol-based products for sale. Our newly-installed tea polyphenol extraction assembly continues to ramp up production, with a capacity of 92 metric tons of tea polyphenol production per year as of September 30, 2017. Given sufficient access to raw materials and working capital, we expect the annual manufacturing capacity of our currently installed extraction assembly to reach 600 tons. We operate our business from our newly constructed facilities in Wan’An City, Jiangxi Province, PRC. Our facilities consist of our first extraction assembly, polyphenol drying and processing clean room, warehouse, showroom, research facility and offices.

Since its founding in 2013, Fuzhiyuan Biotechnology focused on acquiring the technical processes, land, equipment and capital for the construction of the largest tea polyphenol extraction and processing facility in the PRC. In 2013 and 2014 we developed working relationships with experts in the field of tea polyphenols and extraction processes, located a suitable site for our facility, negotiated with and applied to relevant government authorities for approval of our project, applied to lenders for financing the acquisition of our land use rights and equipment, applied for construction loans, and negotiated with equipment suppliers and construction firms. Construction of our facility began in 2015 and was substantially completed by the third quarter of 2016, with initial commercial production and sales achieved in the fourth quarter of 2016. The ramp-up of our facility concluded in 2017.

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Product and Market Overview

Tea polyphenol-based products have become popular in health-conscious communities throughout the world. Polyphenols are antioxidants found at varying levels in most fruits and vegetables. Tea leaves contain relatively high levels of polyphenols. Research has found intake of tea polyphenols through drinking tea to correlate to lower levels of certain types of cancer, stroke, heart disease and Alzheimer’s disease. There is also clinical interest in the correlation, if any, to intake of tea polyphenols and weight loss, and the control of the symptoms of type II diabetes. Although we supply tea polyphenols for use in tea polyphenol-based products, we do not make any claims, either through our own sales and marketing, through our third- party distributors, or otherwise, as to the medical benefits of our tea polyphenol products. We do not believe that we are engaged in the production of pharmaceutical products, or that the markets in which our tea polyphenol are used regulate tea polyphenol-based products as pharmaceuticals.

Interest in the health benefits of tea polyphenols have led to their incorporation in a range of products – shampoos, soaps, facial wipes, creams and cosmetics; concentrated beverages, health beverages, sports beverages and caffeinated beverages; candies, cooking oils, and syrups; air purifiers, air conditioner air filters, face masks and cleaning wipes. For example, in Japan, tea polyphenol -based air conditioner air filters, shampoos, soaps and facial wipes are seen as providing superior anti-viral and anti-biotic cleaning properties. In Germany, tea polyphenol-based beverages have gained acceptance for purported digestive and restorative properties.

It is difficult to estimate the global market for tea polyphenol-based products or tea polyphenols. According to our understanding of the market and consultation with PRC research institutes, PRC production of tea polyphenols reached 5,000 metric tons in 2015, and are estimated to be growing at over 30% per annum. The main markets for tea polyphenols are East Asia and Europe. Based on our understanding of tea leaf and tea polyphenol domestic and foreign markets, participation in trade fairs, sales and marketing efforts, research into tea polyphenol-based products and consultation with relevant academic institutions in the PRC, we believe that in the near-term the market for tea polyphenol will be characterized by increased demand at steady price levels.

Our Strengths

We believe our competitive advantages currently include:

●	our understanding of tea leaf and tea polyphenol properties attained through cooperation with leading academics and our own internal team of tea polyphenol production experts;
●	technical expertise in producing tea polyphenols to precise chemical specifications, which we believe will distinguish us from competitors as tea polyphenols are incorporated in a wider range of tea polyphenol-based products;
●	low input costs as we continue to improve our extraction process know-how, thus improving production efficiency;
●	location in a key tea leaf growing region in China, with access to tea leaf supply from throughout the PRC; and
●	scalability of our business – our current facility can host further extraction assemblies in addition to the extraction assembly currently in operation.

Our Strategy

We expect to grow and increase the profitability of our business through:

●	further lowering our input costs with process improvements in tea polyphenol extraction, drying and processing;
●	growing our revenues with increased sales and marketing activities;
●	expanding our sales channels by obtaining export licenses for tea polyphenol and tea polyphenol-based products;
●	launching our proprietary tea polyphenol-based products in 2018; and
●	increasing our production capacity through installation of further tea polyphenol extraction assemblies.

As of the date of this Report, we have not entered into any agreements for the financing, development or construction of further tea polyphenol extraction assemblies.

Extraction and Powder Process

The extraction of tea polyphenol from tea leaves begins with the purchase of tea leaves. Tea leaves at different stages of the growth cycle have different chemical properties, and so we maintain supplies of tea leaves harvested at different times in the grow season. We prepare tea leaves for polyphenol extraction based on the chemical specifications of an order. Tea leaves are stored dry and no chemical additives are introduced prior to the extraction process.

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An advanced emulsion and distillation process is used to extract tea polyphenols. After being steeped in water at a controlled temperature, gravity, water pressure, heat and centrifuge separation are used to prepare an intermediate liquid for distillation. Chemical catalysts are introduced to bring the tea polyphenols into the intermediate liquid and to stabilize the liquid for distillation. The intermediate liquid is distilled through four different phases, with measuring of chemical composition of the liquid at each phase. The distilled liquid is moved through a closed system to our powder process clean room. There, pressure and heat remove water, leaving powdered tea polyphenol product. We package our tea polyphenol in our clean room, and store the packaged product in temperature- and humidity-controlled storerooms onsite.

Suppliers

We purchase tea leaves from a number of suppliers in the PRC. We typically pay deposits for the delivery of orders to an intermediate warehouse managed by the supplier or an agricultural cooperative associated with the supplier. Tea leaves are delivered to our facility by the distributor at our request and upon payment in full of the purchase price.

Due to recent changes in the European Union quality standards for the import of tea leaves, a greater portion PRC domestic tea leaf production is being exported, resulting in higher domestic market prices for tea leaves. We believe this development has been fully reflected in the PRC tea leaf market in 2016, and do not expect this development to have any further effect on our ability to obtain tea leaf supply, or the price we pay for tea leaves.

Sales and Marketing

Third-party distributors sell our tea polyphenol to end-users, primarily in markets outside the PRC. We have applied for an export license for tea polyphenol and tea polyphenol-based products, and plan to export our products directly to end-users once the relevant licenses are obtained.

As a growth business, most of our office and research staff participate to some extent in our marketing efforts. We do not operate a separate sales and marketing department. We engage in marketing of our tea polyphenol and tea polyphenol - based products with both PRC and foreign distributors of tea polyphenol. Our staff promotes our tea polyphenol products at our showroom in Jiangxi Province and at trade fairs. Our sales and marketing efforts focus on business development through client functions, participation in trade fairs, distribution of marketing materials to potential customers and the media and active participation in academic and trade groups. We plan to grow our sales and marketing function through the establishment of a separate sales and marketing department, increased participation in domestic trade fairs and other sales events, participation in foreign marketing events and online and other media promotion of tea polyphenol and tea polyphenol-based products.

Competition

We compete primarily with other tea polyphenol manufacturers in the PRC and India. The barriers to entry for our industry are significant, given the cost of the equipment and clean room, space required to house the manufacturing facilities, large tea leaf supply requirements and manufacturing know-how required to produce tea polyphenols to specification. We believe the primary PRC competitors in our industry have production capacity from 100 to 1100 metric tons and compete with us on price, which is determined by our third-party distributors based on market demand. We believe that only a handful of market participants can compete with us on technical specifications, and that this will be an increasingly important area of differentiation as the markets for tea polyphenol-based products expands.

Intellectual Property

We have been awarded patents by the PRC government in relation to elements of our production process, and have been recognized as possessing proprietary manufacturing know how for other elements of our production process. We believe these patents and proprietary know-how evidence our manufacturing skill. However, we do not expect to differentiate ourselves in the market with these awards, or believe that receipt of these awards will act as a barrier to entry for our competitors.

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Research and Development

In addition to ongoing research and development regarding our tea polyphenol extraction and powder process, we are developing our own tea polyphenol-based products. There can be no certainty these efforts will result in the development of a viable product for market. The costs associated with improving our manufacturing process technologies are expensed as incurred in our cost of revenues. Our costs associated with tea polyphenol-based product research and development were $39,766 for the nine months ended September 30, 2017 and $31,366 for the year ended December 31, 2016.

Government Regulation

Foreign Government Regulation

We are subject to numerous PRC national, provincial and local environmental, health and safety laws and regulations relating to, among other matters, safe working conditions, product stewardship and end-of-life handling or disposition of products, and environmental protection, including those governing the generation, storage, handling, use, transportation and disposal of hazardous or potentially hazardous materials. Some of these laws and regulations require us to obtain licenses or permits to conduct our operations. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. Although the costs to comply with applicable laws and regulations, including requirements relating to the restriction of use of hazardous substances in products, have not been material, we cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits.

Employees

As of March 4, 2018 we had 75 full-time employees. Within our workforce as of such date, 12 employees were primarily engaged in marketing, sales and business development, 8 employees were primarily engaged in research and development, 36 employees were engaged in manufacturing, and 19 employees were engaged in general management and administration. We have no collective bargaining agreements with our employees, and we have not experienced any work stoppages. We consider our relations with our employees to be good.

Facilities

Our corporate headquarters are located in the Industrial Park, Wan’An, Jiangxi Province, PRC, where we have the 50 year land use rights, until the year 2063, to a 35,320 square meter tract of land. We have built 5,630 square meters of buildings on this site, housing our first extraction assembly, polyphenol drying and processing clean room, warehouse, showroom, research facility and offices. We believe that our existing facilities are adequate for our current needs. We further believe that upon completion of ramp up of our facility, we will be the third largest producer of tea polyphenol in the PRC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this Report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

On November 14, 2017, Image Chain entered into the Exchange Agreement with Image P2P and the Sellers. Pursuant to the Exchange Agreement, the Sellers transferred all 50,000 shares of Image P2P outstanding common stock to the Company in exchange for 500,000,000 shares of Common Stock. As a result of the Share Exchange, Image P2P became the Company’s wholly-owned subsidiary. Image P2P, through its subsidiaries, is engaged in producing, marketing and selling tea polyphenol and developing tea polyphenol-based products.

The Share Exchange has been accounted for as a reverse- merger and recapitalization of Image Chain where Image Chain (the legal acquirer) is considered the accounting acquiree and Image P2P (the acquiree) is considered the accounting acquirer. As a result of this transaction, the Company is deemed to be a continuation of the business of Image P2P.

Accordingly, the accompanying consolidated financial statements are those of the accounting acquirer, Image P2P. The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented.

As the result of the Share Exchange and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Image P2P, the accounting acquirer, prior to the Share Exchange are considered the historical financial results of the Company.

The following discussion highlights Image P2P’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Image P2P’s audited and unaudited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited consolidated financial statements of Image P2P for the fiscal years ended December 31, 2016 and 2017, and the unaudited consolidated condensed financial statements of Image P2P for the nine months ended September 30, 2016 and 2017, contained herein include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such unaudited interim periods have been included in these unaudited financial statements. All such adjustments are of a normal recurring nature.

Company Overview

We extract tea polyphenol from tea leaves for use in a wide variety of health and beauty products, beverages, filters and purifiers, and other products. We produce tea polyphenol to the specific requirements of our users, utilizing different types of tea leaves harvested at different points in the growth cycle. Tea-polyphenol products have become popular in health-conscious communities throughout the world. In Japan, tea polyphenol-based air conditioner air filters, soaps and facial wipes are seen as providing superior anti-viral and anti-biotic cleaning properties. In Germany tea polyphenol-based beverages have gained acceptance for purported digestive and restorative properties. We are also developing proprietary tea polyphenol-based products for sale. The government of the PRC has recognized our accomplishments in tea polyphenol extraction through the granting of process patents and designating as proprietary aspects of our manufacturing know-how.

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Our newly- installed extraction assembly continues to ramp up production, with a capacity of 92 metric tons of tea polyphenol production per year as of September 30, 2017. Given sufficient access to raw materials and working capital, we expect the annual manufacturing capacity of our currently installed extraction assembly to reach 600 metric tons. We generated net revenues of $45,431 for the year ended December 31, 2016 and $1,209,107 for the nine months ended September 30, 2017. We had comprehensive losses of $1,500,078 and $348,478, respectively, for the same periods.

Third- party distributors sell our tea polyphenol to end-users, primarily in markets outside the PRC. We engage in marketing of our tea polyphenol and tea polyphenol-based products with both PRC and foreign distributors of tea polyphenol. Our staff promotes our tea polyphenol products at our showroom in Jiangxi Province and at trade fairs. We have applied for an export license for tea polyphenol and tea polyphenol- based products, and plan to export our products directly to end-users once the relevant licenses are obtained. We book sales of our products upon delivery to the third-party distributor, who will typically warehouse the product until a sale is made to an end-user. The third-party distributor only pays for our product upon receipt of payment from the end -user. As all of our net revenues represent sales of our tea polyphenol for delivery in China to third-party distributors, we do not classify sales revenue by geography.

We expect our primary drivers of net revenue growth to be (i) increased production at our current facility, realized through continued implementation of our improved extraction know how and sufficient supplies of raw materials, (ii) increased sales of our tea polyphenol products, achieved through our sales and marketing efforts and global demand for tea polyphenol-based products, and (iii) improved pricing for tea polyphenol, in line with increased global demand for our primary raw material, tea leaves. We expect to improve our operating revenues by implementing the production know how we have developed through the ramp up of our current extraction facility, resulting in lower use of our primary inputs – tea leaves, water and electricity – to achieve increased levels of tea polyphenol manufacture. Although we have not entered into any contractual obligations in this regard, we may in the future seek to grow our production capacity through the addition of one to two extraction assemblies at our existing facility.

Our continued growth relies on the markets for tea polyphenol-based products and our cost competitiveness to supply tea polyphenol to those markets. Should those markets deteriorate, or if other suppliers of tea polyphenol products supply those markets at lower prices than those for our products, we may not be able to grow our business, may continue to incur losses and may incur increased levels of losses. We also require capital to operate our business, and have historically incurred losses, relying on borrowings from banks and our related parties to fund our operations. In addition, should we seek to grow our manufacturing capacity through the addition of one to two extraction assemblies at our current facilities, we would need to incur substantial debt obligations to purchase and install the required equipment.

Accordingly, we may seek to fund our future operations and our expansion through public or private equity or debt financings or other sources. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition and our ability to grow our business. To the extent that we incur debt to fund our operations or our growth, our business may not generate sufficient revenues to timely repay those debt obligations.

Components of Statements of Operations

Net Revenues

Net revenues consists entirely of sales of tea polyphenol products. To date, we have sold all of our tea polyphenol products through third-party distributors. We book sales of our products upon delivery to the third-party distributor, who will typically warehouse the product until a sale is made to an end-user. The third-party distributor only pays for our product upon receipt of payment from the end-user. We review and maintain credit histories for our customers and may allow purchases on credit by worthy customers. No interest is charged on accounts receivable. We warranty the chemical properties of our tea polyphenol products, and have had no customer warranty claims to date. We expect net revenues to increase as we increase our production capacity at our current facilities and as global tea polyphenol product prices remain steady or increase.

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Cost of Revenues

Cost of revenues consists of our inputs to tea polyphenol extraction, namely tea leaves, water, electricity, catalysts, labor costs, depreciation and overhead attributed to manufacturing. We expect to improve our cost of revenues per metric ton of tea polyphenol produced by implementing the production know how we have developed through the ramp up of our current extraction facility, resulting in lower use of our primary inputs – tea leaves, water and electricity.

Operating Expenses

Our operating expenses consist of selling and marketing expenses and general and administrative expenses. Our research and development expenses are expensed as incurred and accounted for under general and administrative expenses.

Sales and Marketing

Sales and marketing expenses consist of the costs associated with business development through client functions, participation in trade fairs, preparation of marketing materials and associated travel, lodging and meal expenses. We expense sales and marketing expenses as incurred. We expect sales and marketing expenses to increase with our increase in production capacity, in particular if we should gain an export license and begin marketing our tea polyphenol products directly overseas.

General and Administrative

Our general and administrative expenses consist primarily of compensation and related costs for personnel, including those engaged in sales and marketing and research and development, as well as legal, audit and accounting services, allocated overhead costs, such as office furniture, information technology hardware and systems and utilities, and travel, lodging and meal expenses for our executive staff when traveling on Company business. We expect our general and administrative expenses to remain steady going forward.

Interest Expense

Interest expense consists primarily of interest and amortization of related costs associated with our bank debt. We expect interest expense to fluctuate in line with the market interest rates for bank lending and our levels of indebtedness.

Foreign Currency Translation gain/loss

Foreign currency translation gain/loss consists of gains and losses from the translation of our financial statements from our functional currency, the Renminbi, to United States dollars.

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Results of Operations

	Nine months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015
	(Unaudited)	(Unaudited)
Net revenues	1,209,107	24,318	45,431	-
Cost of revenues	1,206,693	-	601,119	-
Gross profit	2,414	24,318	(555,688)	-
Operating expenses
Selling and marketing expenses	71,521	8,120	20,785	-
General and administrative expenses	233,771	429,002	496,154	308,297
Total operating expenses			516,939	308,297
Operating loss	(302,878)	(412,804)	(1,072,627)	(308,297)
Other income (expense)
Government subsidy	6,098	-	24,050	-
Interest income	-	-	56	-
Interest expense	(182,200)	(118,632)	(148,961)	(40,937)
Total other income (expense)	(29,387)	-	(124,855)	(40,937)
Net loss before tax	(508,367)	(531,436)	(1,197,482)	(349,234)
Income tax	-	-	-	-
Net loss	(508,367)	(531,436)	(1,196,542)	(349,234)
Other comprehensive income
Foreign currency translation gain	159,889	383,891	(302,596)	(245,495)
Comprehensive loss	(348,478)	(147,545)	(1,500,078)	(594,729)
Loss per share
Basic and diluted earnings per share	(101.57)	(106.18)	(239.26)	(69.78)
Basic and diluted weighted average shares outstanding	5,005	5,005	5,005	5,005

Comparison of the Nine months Ended September 30, 2017 and 2016

Net Revenues

Net revenues increased from $24,318 to $1,209,107 as our tea polyphenol extraction assembly was operational for the nine months ended September 30, 2017, but not operational for the nine months ended September 30, 2016. Our net revenues in the nine months ended September 30, 2016 consisted of a government subsidy for our new business. Our tea polyphenol production, and net revenues, dropped off significantly in the third quarter of 2017, as demand from our distributors’ customers weakened, and we were unable to obtain sufficient supply of tea leaves.

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Cost of Revenues

Cost of revenues increased from nil to $1,206,693 as our tea polyphenol extraction assembly was operational for the nine months ended September 30, 2017, but not operational for the nine months ended September 30, 2016. During the ramp-up phase of our new extraction assembly cost of revenues was high, as we adjusted the assembly and its processes to manufacture tea polyphenol products to our specifications.

Operating Expenses

Our selling and marketing expenses increased from $8,120 for the nine months ended September 30, 2016 to $71,521 for the nine months ended September 30, 2017, as we began marketing the products from our new extraction assembly. Our general and administrative expenses decreased from $429,002 for the nine months ended September 30, 2016 to $233,771 for the nine months ended September 30, 2017, as efforts undertaken to secure government approvals, financing and equipment for our enterprise were completed in 2016. Other than travel, lodging and meal expenses in connection with these activities, our general and administrative expenses remained steady for the periods presented.

Other Income/Expense

Our interest expense increased from $118,632 for the nine months ended September 30, 2016 to $182,200 for the nine months ended September 30, 2017 as a result of our increased level of borrowings to finance the acquisition of our extraction assembly, purchase raw materials and otherwise fund our initial operations.

Other Comprehensive Income/Loss

For the nine months ended September 30, 2016 we had a foreign currency gain of $383,891, compared to a foreign currency gain of $159,889 for the nine months ended September 30, 2017. The variation in foreign currency gain or loss was tied directly to the fluctuation in value of the Renminbi and Hong Kong dollar, our functional currencies, to the US dollar, the currency used for reporting our US GAAP operating results.

Comparison of the Years Ended December 31, 2016 and 2015

Net Revenues

Net revenues increased from nil to $45,431 as our tea polyphenol extraction assembly was operational for the year ended December 31, 2016, but not operational for the year ended December 31, 2015.

Cost of Revenues

Cost of revenues increased from nil to $601,119 as our tea polyphenol extraction assembly was operational for the year ended December 31, 2016, but not for the year ended December 31, 2015. During the ramp-up phase of our new extraction assembly, cost of revenues was high, as we adjusted the assembly and its processes to manufacture tea polyphenol products to our specifications.

Operating Expenses

Our selling and marketing expenses increased from nil for the year ended December 31, 2015 to $20,785 for the year ended December 31, 2016, as we began marketing the products from our new extraction assembly. Our general and administrative expenses increased from $308,297 for the year ended December 31, 2015 to $516,939 for the year ended December 31, 2016, in line with efforts to secure government approvals, financing and equipment for our enterprise were undertaken in 2016. Other than travel, lodging and meal expenses in connection with these activities, our general and administrative expenses remained steady for the periods presented.

Other Income/Expense

Our interest expense increased from $40,937 for the year ended December 31, 2015 to $148,961 for the year ended December 31, 2016 as a result of our increased level of borrowings to finance the acquisition of our extraction assembly, purchase raw materials and otherwise fund our initial operations.

Other Comprehensive Income/Loss

For the year ended December 31, 2015 we had a foreign currency loss of $245,495, compared to a foreign currency gain of $302,596 for the year ended December 31, 2016. The variation in foreign currency gain or loss was tied directly to the fluctuation in value of the Renminbi and Hong Kong dollar, our functional currencies, to the US dollar, the currency used for reporting our US GAAP operating results.

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Liquidity and Capital Resources

Since the inception of our operating subsidiary Fuzhiyuan Biotechnology in 2013, we have incurred significant net losses and negative cash flows from operations. During fiscal year 2016 and the nine months ended September 30, 2017, we had net losses of $1,196,542 and $508,367, respectively. At September 30, 2017, we had an accumulated deficit of $1,788,943, short-term bank loans of $2,554,662, long-term bank loans of $1,888,846 and amounts due to related parties of $5,494,595. As discussed in the audit report for the year ended December 31, 2016, these factors raise substantial doubt about our ability to continue as a going concern.

As at September 30, 2017, we had cash and cash equivalents of $161,524. To date, we have financed our operations principally through borrowings from banks and from our related parties. Depending on our future operational results, we may need to conduct one or more equity or debt financings within the next 12 months.

We could potentially need our available financial resources sooner than we currently expect, and we may incur additional indebtedness to meet future financing needs. Adequate additional funding may not be available to us on acceptable terms or at all. In addition, although we anticipate being able to obtain additional financing through non-dilutive means, we may be unable to do so. Our failure to raise capital as and when needed could have significant negative consequences for our business, financial condition and results of operations. Our future capital requirements and the adequacy of available funds will depend on many factors, many of which are beyond our control.

Related Party Loans

See the section of this Report titled “Certain Relationships and Related Transactions” for a discussion of our operating capital, equipment purchase and fixture purchase loans from our related parties. These unsecured loans do not bear interest or fixed dates for repayment.

Short-term Bank Loans

Short term bank loans consisted of the following as of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Jiangxi Rural Credit Union & Rural Commercial bank	$-	$720,773
Jiangxi Rural Credit Union & Rural Commercial bank	1,502,742	-
Jiangxi Rural Credit Union & Rural Commercial bank	751,371	-
Jiangxi Rural Credit Union & Rural Commercial bank	300,549	-
	$2,554,662	$720,773

On March 16, 2016, Fuzhiyuan Biotechnology entered into a short-term loan agreement with Jiangxi Rural Credit Union & Rural Commercial Bank due on March 9, 2017. The loan was for general working capital purposes in the amount of $720,773. The loan carried an interest rate of 6.30% and was secured by the personal guarantee of Mr. QIU Peng, the authorized representative of Fuzhiyuan Biotechnology, Director of Image P2P and shareholder of the Company.

In March of 2017, Fuzhiyuan Biotechnology repaid the outstanding loan above, and procured bridge loans in the amount $612,374 that were due and repaid in approximately one month.

On March 30, 2017, Fuzhiyuan Biotechnology entered into a short-term loan agreement with Jiangxi Rural Credit Union & Rural Commercial Bank due on March 28, 2018 (the “short-term loan”). The short-term loan was for general working capital purposes in the amount of $1,475,601. The short-term loan carried an interest rate of 6.30% and was secured by the personal guarantee of Mr. QIU Peng, the authorized representative of Fuzhiyuan Biotechnology, Director of Image P2P and a shareholder of the Company, and Mr. LI Ming Guang, a shareholder of the Company.

The foregoing description of the short-term loan agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the short-term loan agreement, as amended, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

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On April 28, 2017, Fuzhiyuan Biotechnology entered into a bank loan agreement with Jiangxi Rural Credit Union & Rural Commercial Bank due on April 25, 2020. The loan was for general working capital purposes in the amount of $737,800. The loan carried an interest rate of 4.35% and was secured by the personal guarantee of Mr. QIU Peng, the authorized representative of Fuzhiyuan Biotechnology, Director of Image P2P and shareholder of the Company, and Mr. LI Ming Guang, a shareholder of the Company.

On May 18, 2017, Fuzhiyuan Biotechnology entered into a bank loan agreement with Jiangxi Rural Credit Union & Rural Commercial Bank due on April 25, 2020. The loan was for general working capital purposes in the amount of $295,120 (RMB 2,000,000). The loan carried an interest rate of nil and requires annual review by the bank to meet certain criteria or else the loan will become due on demand.

All of the above short-term loans may be accelerated, and penalty interest at the rate of 50% of the then-current interest rate imposed, upon standard events of default, including failure to pay principal or interest, fraud, loss of guarantee, cross-default, discontinuation of business, inability to perform under the loan, change in credit worthiness, undisclosed related party transactions, violation of law in connection with the loan, government investigation of Fuzhiyuan Biotechnology or its principals, or other material adverse development in the business of Fuzhiyuan Biotechnology.

Long-term Bank Loans

Long term bank loans consisted of the following as of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016

Current portion	$300,549	$1,009,082
Long term portion	1,888,846	1,797,222
	$2,189,395	$2,806,304

On October 30, 2015, Fuzhiyuan Biotechnology entered into a loan agreement with Industrial and Commercial Bank of China – Wan An County Branch for an interest-only construction loan in the amount of approximately $2,403,808 (the “long-term loan”). The long-term loan bears an adjustable interest rate; at the time of origination the interest rate was 4.75%. The interest rate is adjustable every twelve months. The interest only construction loan was collateralized by the lands and buildings of Fuzhiyuan Biotechnology with principal payments due annually for five years.

On January 15, 2015, Fuzhiyuan Biotechnology entered into a loan agreement with Wan An County Xin Yuan Industrial Development Ltd Co. for an interest only loan in the amount of approximately $801,269. The loan bore a fixed interest rate at 4.983% with a maturity date of May 4, 2017. Fuzhiyuan Biotechnology repaid the loan upon maturity.

As of September 30, 2017, Fuzhiyuan Biotechnology had made principal repayments of $720,773, the difference in balances between September 30, 2017 and December 31, 2016 was a result of the change of exchange rates in effect at those points in time.

Loan maturity schedule as of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31 2016

Due in one year	$284,369	$989,885
Due in two years	434,643	413,267
Due in three years	584,917	557,421
Due in four years	885,466	845,731
Due in five years	-	-
Due in greater than five years	$-	-
	2,189,395	2,806,304

The long-term loan is subject to financial covenants and is collateralized by substantially all our assets (other than our intellectual property) and limits our ability with respect to additional indebtedness, investments or dividends, among other things, subject to customary exceptions. The long-term loan may be accelerated upon standard events of default, including failure to pay principal or interest, fraud, loss of collateral, cross-default, discontinuation of business, inability to perform under the loan, change in credit worthiness, undisclosed related party transactions, violation of law in connection with the loan, government investigation of Fuzhiyuan Biotechnology or its principals, failure to construct the Fuzhiyuan Biotechology manufacturing facility or to commence operation of the manufacturing facility, significant violations of environmental or worker protection laws at the manufacturing facility, or other material adverse development in the business of Fuzhiyuan Biotechnology.

The foregoing description of the long-term loan agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the long-term loan agreement, as amended, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The following table summarizes our cash flows for the periods presented:

	Nine months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015
Cash flows from operating activities	$(1,321,412)	$(211,784)	$(230,551)	$1,157,718
Cash flows from investing activities	$(87,376)	$(1,120,228)	$(2,033,016)	$(10,760,004)
Cash flows from financing activities	$1,564,672	$1,037,520	$1,930,151	$9,959,450

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Operating Activities

We have historically experienced negative cash outflows as our new business obtained approvals for, and negotiated, the acquisition of land, buildings, equipment and loan facilities to begin our tea polyphenol extraction operations, and we extended credit to our purchasers of our tea polyphenol products. Our net cash used in operating activities primarily consists of our net loss from continuing operations and increase in accounts receivables, offset in part by depreciation of fixed assets and increase in accounts and other payables. Our operations to date have not generated significant cash receipts due to extension of credit to purchasers of our tea polyphenol products. Our primary use of cash from operating activities is for the inputs of our tea polyphenol extraction process. Cash from operating activities also goes to personnel costs, legal, audit and accounting services cost, travel, lodging and meal expenses for our executive staff when traveling on Company business, sales and marketing costs and research and development. We expect to continue to increase the cash flows from our operating activities as we increase our production volume, make new sales and recover our outstanding accounts receivable.

During the nine months ended September 30, 2017, operating activities used $1,321,412 in cash, an increase from $211,784 cash used for operating activities for the nine months ended September 30, 2016. The increase in cash used was due primarily to a significant increase in accounts and other receivables, and advances and prepayments to suppliers. During the year ended December 31, 2016, operating activities used $230,551 in cash, an increase from the $1,157,718 in cash flows from operating activities for the year ended December 31, 2015. The increase in cash used in operating activities was due to a significant increase in net loss and inventories and a significant decrease in advance and prepayments to suppliers, offset in part by an increase in depreciation of fixed assets and accounts and other payables.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2017 was $87,736, compared to $1,120,228 used in the nine months ended September 30, 2016, such decrease resulting from the lack of purchases of plant and equipment in the nine months ended September 30, 2017. Purchase of plant and equipment in the nine months ended September 30, 2016 was partially offset by a loan receivable from a related party in the nine months ended September 30, 2016. Net cash used in investing activities dropped significantly, from $10,760,004 for the year ended December 31, 2015 to $2,033,016 for the year ended December 31, 2016, due to the purchase, or pre-payment for, most of our facilities and equipment occurring in the year ended December 31, 2015.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2017 of $1,564,672 consisted of bank borrowings and borrowing and payments to related parties, net, offset in part by repayment of bank borrowings. Net cash provided by financing activities for the year ended December 31, 2016 of $1,930,151 consisted primarily of bank borrowings and borrowing and payments to related parties, net. Net cash provided by financing activities for the year ended December 31, 2015 of $9,959,450 consisted of proceeds of owners’ injection of capital, bank borrowings and borrowing and payments to related parties, net.

Off-Balance Sheet Arrangements

During the nine months ended September 30, 2016 and 2017 and years ended December 31, 2015 and 2016, we did not have any off-balance sheet arrangements as defined by applicable SEC regulations.

Critical Accounting Policies and Estimates.

Our financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.

We believe that the assumptions and estimates have the greatest potential impact on our financial statements. Therefore, we consider these to be our critical accounting policies and estimates. For further information on all of our significant accounting policies, see the notes to our financial statements.

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Inventories

Inventories consisting of finished goods and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor, inbound shipping costs, and an appropriate proportion of overhead. We use the first in first out method of accounting for inventory.

Revenue Recognition

Our revenue recognition policies are in compliance with SEC Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of exist on our part and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposits. Our revenue consists of invoiced value of goods, net of a value-added tax (VAT).

Accounts Receivable

Accounts receivable are carried at the amounts invoiced to customers less allowance for doubtful accounts. The allowance is an estimate based on a review of individual customer accounts on a regular basis. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. We review the collectability of accounts receivable based on an assessment of historical experience, current economic conditions, and other collection indicators.

Construction in Progress and Prepayments for Equipment

Construction in progress represents direct and indirect construction or acquisition costs for buildings. Prepayments for equipment represents advances and down-payments for equipment that is either yet to be delivered or has been delivered but requires installation and testing in order to be put in to use. Amounts recorded as construction in progress and prepayments for equipment are transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. We begin depreciating those assets when they have transferred to plant and equipment and put into use.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of officers, directors and persons holding more than 5% of any class of Image Chain’s voting securities.

The following table sets forth certain information as of the date hereof with respect to the beneficial ownership of our shares of common stock by (i) each executive officer and director, (ii) all executive officers and directors as a group, and (iii) beneficial owners of 5% or more of our outstanding Common Stock. This table reflects the issuance of our Common Stock pursuant to the Share Exchange. The Share Exchange did not contemplate members of the management team of Image P2P being appointed as officers or directors of Image Chain, and so the table below provides ownership disclosure for the current directors and officers of Image Chain.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Common Stock subject to options, warrants or convertible securities exercisable or convertible within 60 days as of the date hereof are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. As of the date hereof, we had 507,320,882 shares of Common Stock issued and outstanding, including 50,000 shares of Preferred Stock under contract for exchange into Common Stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The Company does not maintain any equity compensation plans.

	Number of Shares of
	Common Stock	Percentage
Name of Beneficial Owner	Beneficially Owned	of Class
David Po(1)	46,800	*
Jonathan Ka Kit Tam(1)	200,000	*
Kevin Lai(1)	200,000	*
All Directors and Officers as a Group (3 persons)	446,800	*
QIU Peng(2)	106,000,000	20.9%
LI Mingguang(3)	128,000,000	25.2%
CHAN Chi Man (4)	40,010,000	7.9%

* Less than 1%.

(1) In care of Image Chain Group Limited, Inc., Room 503, 5/F, New East Ocean Centre, 9 Science Museum Road, Kowloon, Hong Kong Special Administrative Region, People’s Republic of China.

(2) In care of Jiangxi Fuzhiyuan Biotechnology Limited, Industrial Park, Wan’An, Jiangxi Province, PRC, 343800.

(3) In care of Yibinshi Deze Agricultural Technology Limited, No.29-1 Chunchang Street, Cuiping District, Yibin, Sichuan Province, People’s Republic of China.

(4) In care of YTD-Eco Biotechology Limited, Room 507, 5/F, New East Ocean Centre, 9 Science Museum Road, Kowloon, Hong Kong Special Administrative Region, People’s Republic of China.

Change in Control Arrangements

As of December 31, 2017, there are no arrangements that would result in a change in control of the Company.

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DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers:

As of the date of this Report, our Board of Directors consisted of three members. The Share Exchange did not contemplate members of the management team of Image P2P being appointed as officers or directors of Image Chain, and so the table below provides disclosure of the current directors and officers of Image Chain.

Name	Title	Age
David Po	Chief Executive Officer, President, Secretary, Director	55
Jonathan Ka Kit Tam	Chief Financial Officer, Assistant Secretary, Director	45
Kevin Lai	Director	36

David Po

Mr. Po was appointed our Chief Executive Officer, President, Treasurer, Secretary and Director on May 1, 2017. Mr. Po has a distinguished career in international business, with an extensive history of transacting deals between Asia and western countries, primarily the United States. From 2003 until present, Mr. Po served as Director and Chief Executive Officer of Everbest Real Estate Services (“Everbest”), a marketing and sales company serving the Japanese, Chinese and Hong Kong markets for a major U.S.-based residential, multi-family, industrial and commercial real estate development company. Everbest ceased operations prior to Mr. Po joining the Company. Mr. Po received a Bachelor of Science degree from the University of California, San Diego. Mr. Po was selected based on his background and history of transacting deals between Asia and western countries, namely the United States. The Company believes that Mr. Po possesses the attributes necessary to create value for ICGL stockholders by way of sourcing and executing acquisitions of high quality assets located in the People’s Republic of China and the greater Asia region.

Jonathan Ka Kit Tam

Dr. Tam was appointed our Chief Financial Officer, Assistant Secretary and Director on August 6, 2017. Since 2004, Dr. Tam has been the founder, sole Director, Chief Executive Officer and President of UStar Investment Group and the affiliated DSI Institute. UStar and DSI arrange academic research and funding of research by Chinese academics abroad and international academics in China. UStar and DSI are currently active in arranging academic studies and symposiums in connection with the PRC’s “One Belt, One Road” initiative. Dr. Tam is also the founder and sole director of Dragon Star International, Inc., SCA Wellness, Inc. and Wei Shu North America, Inc., companies involved in academic placements, beauty and health travel and the import of agricultural goods, respectively.

Dr. Tam holds a Doctorate of Business Administration from the EU Business School, conducted post-doctoral work at Oxford University and holds a Bachelor of Business Administration from the University of Wisconsin-Madison. Dr. Tam continues to supervise the UStar and DSI businesses, and has agreed that he will dedicate no less than 20 hours a week of his time to his responsibilities as Chief Financial Officer and Director of the Company. The ICGL stockholders selected Dr. Tam due to his extensive learning in business administration, experience working with academic institutions and relationships in the PRC which are expected to benefit not only the day-to-day management of the Company, but also development of its future businesses.

Kevin Lai

Mr. Lai is an investment analyst for Funde Asset Management (Hong Kong) Co., Ltd., and served Image Chain from 2015 to 2016 as a marketing manager. He was appointed to our Board of Directors on May 1, 2017. From 2009 to 2015, Mr. Lai served as administrative director for Shanghai HuaPeng Explosion-proof Technology Co., Ltd. (“HuaPeng”), a Shanghai-based company specializing in safe transportation, storage and delivery of flammable and hazardous materials. At HuaPeng, Mr. Lai focused on operations and external relations. Mr. Lai received a bachelor degree from Fort Hays State University. Mr. Lai was selected based on his long service to ICGL and his relevant experience in external relations and operations, which the ICGL stockholders expect to be of value in growing the Company’s business.

Employment Agreements

We currently do not have employment agreements with any of our executive officers or directors.

Family Relationships

There are no family relationships between any of our directors or executive officers.

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Term of Office

All directors hold office for a one (1) year period and have been duly elected and qualified. There is no agreement with respect to the election of directors. The Company has not compensated its directors for service on the Board of Directors of ICGL or any of its subsidiaries or any committee thereof. Any non-employee director of ICGL or its subsidiaries will be reimbursed for expenses incurred for attendance at meetings of the Board of Directors and any committee of the Board of Directors, although no such committee has been established. Each executive officer of ICGL is appointed by and serves at the discretion of the Board of Directors. None of the officers or directors of ICGL is currently an officer or director of a company required to file reports with the Securities and Exchange Commission, other than ICGL.

Involvement in Certain Legal Proceedings

To our knowledge, no director, nominee for director, or executive officer of the Company has been a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

Board Committees

Audit committee

We do not have a separately-designated standing audit committee. The Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, the member of our Board of Directors participates in discussions concerning executive officer compensation and nominations to the Board of Directors.

Shareholder communications

The Company does not have a process for security holders to send communications to the board of directors due to the fact that minimal securities are traded on a stock exchange.

Code of Conduct and Ethics

We have adopted a Code of Ethics, as required by sections 406 and 407 of the Sarbanes-Oxley Act of 2002. It has been filed as an Exhibit to our registration statement on Form S-1 on February 5, 2014.

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EXECUTIVE COMPENSATION

The Share Exchange did not contemplate members of the management team of Image P2P being appointed as officers or directors of Image Chain. Item 11 of Image Chain’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on April 17, 2017, is incorporated herein by reference.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Image P2P Related Party Transactions

Image P2P related parties’ relationships are as follows:

Mr. QIU Peng	Director, CEO and Majority Shareholder of the Company
Ms. HUANG Min	Mr. QIU Peng’s spouse
Mr. QIU Yi Sheng	Mr. QIU Peng’s father
Wan An Fu Zhi Yuan Cha Ye Ltd. Co. WanAn MingCha Yuan Chaye Zhongzhi Cooperative	Mr. QIU Peng, CEO of the Company as shareholder and officer of Wan An Fu Zhi Yuan Chan Ye Ltd.

Image P2P Related Party Accounts Receivable, Prepayments and Advances

Amounts due from related parties as of September 30, 2017 and December 31, 2016:

	2017	2016
WanAn MingChaYuan Chaye Zhongzhi Cooperative	$787,437	$-
	$787,437	$-

The outstanding receivables from WanAn MingChaYuan Chaye Zhongzhi Cooperative comprised of bank loan proceeds received in trust on behalf of the Company as required by the bank. These amounts are due on demand and are non-interest bearing.

The largest amount due thereunder in the year ended December 31, 2016 was $nil, and the total interest and principal paid in that period were $nil and $nil, respectively. The largest amount due in the current year to the date of this Report was $787,437, and the total interest and principal paid in that period were $nil and $nil, respectively.

Advances and prepayments to suppliers as of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Wan An Fu Zhi Yuan Cha Ye Ltd. Co.	$9,317	$8,938

The outstanding advances and prepayments to Wan An Fu Zhi Yuan Cha Ye Ltd. Co. consist of raw material tea leaves purchases. These amounts are due on demand and non -interest bearing. The advances and prepayments can be used to offset against purchases of inventory by the Company.

The largest amount due thereunder in the year ended December 31, 2016 was $8,938, and the total interest and principal paid in that period were $nil and $nil, respectively. The largest amount due in the current year to the date of this Report was $9,317, and the total interest and principal paid in that period were $nil and $nil, respectively.

Image P2P Related Party Accounts Payable

Amounts due to related parties as of September 30, 2017 and December 31, 2016:

	2017	2016
Mr. Peng Qiu	$4,952,532	$3,484,730
Mr. Yi Sheng Qiu	542,063	519,988
	$5,494,595	$4,004,718

The outstanding payables to Mr. QIU Peng and Mr. QIU Yi Sheng consist of working capital advances and borrowings. These amounts are due on demand and are non-interest bearing.

The largest amount due thereunder in the year ended December 31, 2016 was $4,004,718, and the total interest and principal paid in that period were $nil and $nil, respectively. The largest amount due in the current year to the date of this Report was $5,494,595, and the total interest and principal paid in that period were $nil and $nil, respectively.

Accounts Payables as of September 30, 2017 and December 31, 2016:

	2017	2016
Wan An Huan Sheng Biomass Energy Ltd. Co.	$178,138	$73,377

The accounts payables to related party includes an outstanding balance payable to Wan An Huan Sheng Biomass Energy Ltd. Co. for purchases of raw materials in the normal course of business.

The largest amount due thereunder in the year ended December 31, 2016 was $73,377, and the total interest and principal paid in that period were $nil and $nil, respectively. The largest amount due in the current year to the date of this Report was $178,138, and the total interest and principal paid in that period were $nil and $nil, respectively.

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Image Chain Related Party Transactions

Amounts due from related parties consisted of the following:

	September 30, 2017	December 31, 2016

Junrui WU, former director of FDHG	$-	$49,328

Amounts due to related parties consisted of the following:

	September 30, 2017	December 31, 2016

David Po, Chairman and Chief Executive Officer	$326,736	$-

Mr. Wu previously had an outstanding balance owed to the Company in the amount of $49,328 at December 31, 2016. During the nine months ended September 30, 2017, Mr. Wu paid expenses and professional fees on behalf of the Company and has fully settled the outstanding balance owed by him to the Company.

The balance owed to Mr. Po was incurred for all of the professional expense payments made by him on behalf of the Company.

The largest amount due thereunder in the year ended December 31, 2016 was $49,328, and the total interest and principal paid in that period were $nil and $nil, respectively. The largest amount due in the current year to the date of this Report was $657,736, and the total interest and principal paid in that period were $nil and $nil, respectively.

Image Chain Office Lease

The Company operates its principal office under a sublease with Image Industrial Development Ltd., an entity that, prior to the Share Exchange, owned 20% of the issued and outstanding common equity of the Company. Under our sublease, we pay approximately $90.40 per month in rental payments, which represents a substantial discount to the prevailing market rental rates for comparable office space.

Director Independence

We adhere to the NASDAQ listing standards in determining whether a director is independent. Our board of directors consults with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NASDAQ listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Consistent with these considerations, and considering their positions as executive officers and recent employees of the Company, we have determined that Messrs. Po, Tam and Lai do not qualify as independent directors. We do not maintain a compensation, nominating or audit committee.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a policy, effective upon the completion of this offering, that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. We did not have a formal review and approval policy for related party transactions at the time of any of the transactions described above. However, all of the transactions described above were entered into after presentation, consideration and approval by our board of directors and/or our audit committee.

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MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Markets (“OTCQB”) under the symbol “ICGL”. The Common Stock was initially quoted on the OTCQB on January 3, 2015, however, there has been very limited trading to date, and an active trading market may never develop.

The table below sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated as reported by the OTCQB.

	Bid Price
	HIGH	LOW
Period ended March 9, 2018	$300.00	$20.00
Fourth Quarter ended December 31, 2017	$175.00	$175.00
Third Quarter ended September 30, 2017	$500.00	$175.00
Second Quarter ended June 30, 2017	$1,200.00	$102.00
First Quarter ended March 31, 2017	$6.25	$0.01
Fourth Quarter ended December 31, 2016	$13.00	$13.00
Third Quarter ended September 30, 2016	$20.00	$7.30
Second Quarter ended June 30, 2016	$9.50	$7.75
First Quarter ended March 31, 2016	$10.00	$7.00

Holders

As of the date of this Report there were 308 holders of record of our Common Stock. This does not include an indeterminate number of persons who hold our Common Stock in brokerage accounts and otherwise in “street name.” As of the date of this Report, there are 507,270,882 shares of our Common Stock outstanding. There are no options, warrants or other securities convertible into our Common Stock, other than the 50,000 shares of our Preferred Stock currently outstanding. Our Preferred Stock currently outstanding are under contract for conversion into 50,000 shares of our Common Stock, representing a conversion basis of 1 share of Preferred Stock for 1 share of Common Stock.

Dividends

Holders of common stock are entitled to receive such dividends as may be declared by the Company’s Board of Directors. Image P2P did not declare or pay dividends during its fiscal years ended December 31, 2016 or 2015.

To the extent the Company has any future earnings, it will likely retain earnings to expand corporate operations and not use such earnings to pay dividends.

Transfer Agent and Registrar

The transfer agent and registrar for ICGL’s common stock is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, telephone 813-344-4490.

Repurchases of Our Securities

None.

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Recent Sales of Unregistered Securities

Item 3.02 of this Report is incorporated herein by reference.

No Public Offering

The filing of this Report is not made in connection with a current plan of the Company to conduct a public offering of its securities.

Indemnification of Officers and Directors

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling person, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 2,000,000,000 shares of common stock, $.001 par value per share, of which 507,270,882 shares are issued and outstanding. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Shares of Common Stock may be issued from time to time without prior approval by the stockholders. Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Preferred Stock

We are authorized to issue 50,000 shares of preferred stock, $.001 par value, of which 50,000 shares are issued and outstanding. Each outstanding share of Preferred Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. The Preferred Stock votes as a single class with the Common Stock. Shares of Preferred Stock may be issued from time to time without prior approval by the stockholders. Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

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LEGAL PROCEEDINGS

We are not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

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ITEM 302 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 2.01 of this Report is incorporated herein by reference.

On November 14, 2017, pursuant to the terms of the Exchange Agreement, all 50,000 shares of common stock of Image P2P were exchanged for 500,000,000 shares of Common Stock. This transaction was exempt from registration pursuant to Regulation S promulgated under the Securities Act, which exempts transactions offshore the United States. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities of Image Chain

The following list sets forth information as to all securities Image Chain sold from November 14, 2014 through immediately prior to the consummation of the Share Exchange, which were not registered under the Securities Act.

1.	On June 25, 2015, Image Chain sold an aggregate of 228,175,000 shares of its Common Stock, to multiple investors, at a price per share of HKD$1.60. Such investors paid cash in an aggregate amount of HKD$365,080,000. On June 26, 2015, Image Chain sold an aggregate of 96,825,000 shares of Common Stock to multiple investors, at a price per share equal to USD$0.20. Such investors paid cash in an aggregate amount of USD$1,936,500. All of the aforementioned shares were sold pursuant to Rule 506(b) of Regulation D under the Securities Act as transactions not involving a public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

2.	On September 4, 2017, Image Chain delivered an aggregate of 3,320,000 shares of Common Stock to a group of employees and service providers in exchange for services rendered or to be rendered to Image Chain. The fair market value of the Common Stock was determined by the Board of Directors to be US$5.00 per share. The issue of Common Stock was made in reliance on Regulation S, exempting transactions offshore the United States, except with respect to the issue of Common Stock to our Chief Executive, Mr. David Po, which was made in reliance on Section 4(a)(2) of the Securities Act, as a transaction not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

We believe the above transactions were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation S under the Securities Act. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access to information about Image Chain.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information regarding change of control of Image Chain in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange” is incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Report, together with the information contained in our Annual Report on Form 10- K for the fiscal year ended December 31, 2016, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

In accordance with Item 9.01(a), Image P2P’s audited financial statements as of, and for the fiscal years ended, December 31, 2015 and 2016, are filed as Exhibit 99.1 hereto and Image P2P’s unaudited condensed financial statements as of, and for the nine months ended, September 30, 2016 and 2017, and the accompanying notes, are filed as Exhibit 99.2 hereto.

(b) Pro forma financial information.

In accordance with Item 9.01(b), the unaudited pro forma condensed combined financial statements as of, and for the fiscal year ended, December 31, 2016, and for the nine months ended, September 30, 2017, and the accompanying notes, are filed as Exhibit 99.3 hereto.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about the Image Chain, Image P2P or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
●	may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and
●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Image Chain and Image P2P may be found elsewhere in this Current Report on Form 8-K and the Image Chain’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE CHAIN GROUP LIMITED, INC.

/s/ David Po
Dated: March 12, 2018	Name:	David Po
	Title:	Chief Executive Officer

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Exhibit Number	Description

2.1 (1)	Share Exchange Agreement dated November 14, 2017 among Image Chain Group Limited, Inc., Image-P2P Trading Group Limited and the Sellers named therein.
3.1(2)	Articles of Incorporation of the Registrant.
3.2(2)	Amended and Restated Bylaws of the Registrant.
3.3(3)	Certificate of Correction of the Articles of Incorporation of the Registrant.
3.4 (1)	Certification of Change of the Articles of Incorporation of Registrant.
4.1(2)	Form of Common Stock Certificate
10.1(4)	Short-term loan agreement with Jiangxi Rural Credit Union & Rural Commercial Bank dated March 30, 2017
10.2(4)	Long-term loan agreement with Industrial and Commercial Bank of China – Wan An County Branch dated October 31, 2015
21.1(4)	Subsidiaries of the Registrant
99.1	Audited financial statements of Image P2P Trading Group Limited as of and for the years ended December 31, 2015 and 2016.
99.2	Unaudited financial statements of Image P2P Trading Group Limited as of and for the nine months ended September 30, 2016 and 2017.
99.3	Pro forma financial information.

(1)	Incorporated by reference to Form 8-K Amendment No. 1 current report filed on December 27, 2017.
(2)	Incorporated by reference to Form S-1 Registration Statement filed on May 2, 2014.
(3)	Incorporated by reference to Form 8-K current report filed on February 14, 2017.
(4)	Incorporated by reference to Form 8-K current report filed on November 14, 2017.

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